Exhibit 99.1

   NETSCOUT SYSTEMS REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

               STRONG Q1 FY '06 REVENUE, UP 17% YEAR-OVER-YEAR

    WESTFORD, Mass., July 27 /PRNewswire-FirstCall/ -- NetScout Systems, Inc. (Nasdaq: NTCT), a leading provider of network and application performance management solutions, today announced financial results for its first quarter of fiscal year 2006.

    Revenue for the first quarter of fiscal year 2006 was $23.5 million, compared to revenue of $22.6 million in the previous quarter and revenue of
$20.1 million in the first quarter of fiscal year 2005.   Net profit for the
quarter was $652,000, or $0.02 per diluted share, compared to net profit of $610,000, or $0.02 per diluted share, for the previous quarter and compared to a net profit of $297,000, or $0.01 per diluted share, in the first quarter of fiscal year 2005.

    On an adjusted (pro forma) basis, the net profit for the first quarter of fiscal year 2006 was $945,000, or $0.03 per diluted share, compared to net profit of $610,000, or $0.02 per diluted share for the fourth quarter of fiscal year 2005. Adjusted net profit excludes non-cash acquisition and stock-based compensation expenses and a tax adjustment resulting from the acquisition of substantially all of the assets of Quantiva, Inc. completed early in the first quarter of fiscal year 2006. Adjusted earnings are presented because management believes they better reflect operational trends and performance. A reconciliation to GAAP results is provided on the Statements of Operations included in this release.

    "We are pleased to report that we achieved our eighth quarter of revenue growth, up 17% year-over-year, and grew our adjusted operating margin to 4%. We are on track to achieve our goal of 15-20% revenue growth for the fiscal year and 10% adjusted operating margin in the fourth quarter," said Anil Singhal, President and CEO of NetScout Systems. "In the first quarter, we delivered our new High Definition Performance Management (HDPM) technology that provides unparalleled application traffic visibility across the enterprise. This new technology combined with our acquisition of Quantiva, furthers our strategy to deliver automated analytics to our customers. We are on schedule to deliver those products in the second half of this fiscal year."

    Guidance:
    For the second quarter of fiscal year 2006, the Company expects revenue to be in the range of $23.5 million to $24.5 million and net profit per diluted share on a GAAP basis to be in the range of $0.02 to $0.03. On an adjusted basis, the Company expects net profit per diluted share to be in the range of $0.03 to $0.04. The Company reiterates its previous guidance of growing revenue 15-20% for the full 2006 fiscal year and of attaining 10% adjusted operating margin by the fourth quarter.

    Financial Highlights for the First Quarter:

     * Total revenue increased 4% sequentially and increased 17% from the first quarter of fiscal year 2005. Product revenue increased 5% sequentially and increased 30% from the first quarter of fiscal year 2005. Service revenue increased 6% sequentially and increased 2% from the first quarter of fiscal year 2005. As expected, royalty revenue decreased 59% sequentially and decreased 57% from the first quarter of fiscal year 2005.
     * Gross margin was 75% of total revenue, up 1 point sequentially and down 2 points compared to the first quarter of fiscal year 2005.
     * Cash and short and long-term marketable securities decreased by $6.6 million to $77.3 million as a result of the acquisition of Quantiva, Inc., and increased by $781,000 year-over-year. Excluding the cash used in the Quantiva acquisition, cash grew $2.9 million in the quarter.
     * 16 new customers were added worldwide.
     * 287 customers made repeat purchases.
     * 54 customers placed orders over $100,000.
     * Direct sales represented 39% of total revenue; indirect sales to resellers represented 61% of total revenue.
     * International business comprised approximately 21% of total revenue.

    Product and Company Highlights for the First Quarter:

     * NetScout completed the acquisition of the business and assets of privately held Quantiva, Inc., a provider of automated analytics solutions for application performance management. The purchase price totaled approximately $9.4 million in cash.
     * NetScout released its High Definition Performance Management (HDPM) technology, delivered in nGenius(R) Performance Manager 3.0 and nGenius Probe firmware release CDM 3.0. HDPM is an important new technology initiative that significantly improves performance information detail and granularity, extending the functionality of the nGenius(R) Performance Management System with increased visibility into the activity and usage of web services and other complex and multi-layered applications, including more accurate metrics for application and network traffic data at shorter intervals and enhanced reporting of user and application utilization.
     * NetScout released its first-to-market OC-48 Packet-over-SONET Probe for
       the performance management of high-speed optical core networks.   The
       nGenius OC-48 Probe addresses wireless carriers needs for visibility into converged IP-based voice, data, and video services as they deploy third-generation networks.
     * NetScout updated its integration with HP OpenView Network Node Manager and has become a Platinum Business Partner in the HP Enterprise Management Alliance Program.

    CONFERENCE CALL INSTRUCTIONS:
    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 866-219-5264 for U.S./Canada and 703-639-1118 for international callers. A replay of the call will be available after 8:00 p.m. ET on July 27 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 789837.

    About NetScout Systems, Inc.
    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:
    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout and the statements concerning the expected effects, synergies and product offerings resulting from the Quantiva acquisition, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, the effects and challenges related to the Quantiva acquisition, including any integration issues, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, HDPM functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's CDM Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on

Form 10-K for the fiscal year ended March 31, 2005 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. The CDM logo, MasterCare and the MasterCare logo, are trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners

    The Company's condensed consolidated statements of operations and balance sheets are attached.

     Contact:
     Catherine Taylor
     Director of Investor Relations
     NetScout Systems, Inc.
     978-614-4286
     IR@netscout.com

                             NetScout Systems, Inc.
                 Condensed Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                           Three Months Ended
                                                                June 30,
                                                         -----------------------
                                                            2005         2004
                                                         ---------    ----------
Revenue:
   Product                                               $  15,046    $  11,560
   Service                                                   8,271        8,105
   License and royalty                                         184          432
      Total revenue                                         23,501       20,097

Cost of revenue:
     Product                                                 4,539        3,653
     Service                                                 1,257        1,065
       Total cost of revenue                                 5,796        4,718

Gross margin                                                17,705       15,379

Operating expenses:
   Research and development (including stock-
    based compensation of $59 and $0,
    respectively)                                            4,614        4,319
   Sales and marketing (including stock-based
    compensation of $20 and $0, respectively)               10,022        8,783
   General and administrative                                2,285        1,954
   Amortization of other intangible assets                     119            -
   In-process research and development                         143            -
       Total operating expenses                             17,183       15,056

Income from operations                                         522          323
Interest income and other expenses, net                        514          179
Income before income tax expense                             1,036          502
Income tax expense                                             384          205
Net income                                               $     652    $     297

Basic net income per share                               $    0.02    $    0.01
Diluted net income per share                             $    0.02    $    0.01
Shares used in computing:
     Basic net income per share                             30,840       30,448
     Diluted net income per share                           31,413       31,710

Reconciliation of GAAP & Adjusted Net Income:
Net income                                               $     652    $     297
Stock-based compensation (as detailed
  in expense categories above)                                  79            -
Amortization of other intangible assets                        119            -
In-process research and development                            143            -
Tax adjustment(1)                                              (48)           -
Adjusted net income excluding acquisition
  and stock-based compensation costs                     $     945    $     297

Adjusted basic net income per share excluding            $    0.03    $    0.01
 acquisition and stock-based compensation costs

Adjusted diluted net income per share excluding          $    0.03    $    0.01
  acquisition and stock-based compensation costs

Shares used in computing adjusted basic net
 income per share excluding acquisition and
 stock-based compensation costs                             30,840       30,448

Shares used in computing adjusted basic net
 income per share excluding acquisition and
 stock-based compensation costs                             31,413       31,710


(1) Tax adjustment for three month period ended June 30, 2005, which was the period of the Quantiva acquisition, assumes an effective tax rate of 31% which represents an effective tax rate before factoring in costs related to the acquisition of Quantiva and stock-based compensation.

                             NetScout Systems, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                          June 30,     March 31,
                                                            2005        2005
                                                         ---------    ---------
Assets
Current assets:
   Cash and cash equivalents                             $  33,498    $  57,070
   Marketable securities                                    43,786       26,793
   Accounts receivable, net                                 11,107       11,886
   Inventories                                               3,123        3,114
   Refundable income taxes                                   1,477        1,399
   Deferred income taxes                                     2,361        2,356
   Prepaids and other current assets                         2,954        3,003

      Total current assets                                  98,306      105,621

Fixed assets, net                                            6,407        6,011
Capitalized software development costs                          55          221
Other intangible assets, net                                 1,446            -
Goodwill                                                    36,533       28,839
Deferred income taxes                                        7,286        7,586
Restricted cash                                              1,332            -
Other assets                                                    12            9
      Total assets                                       $ 151,377    $ 148,287

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                      $   2,524    $   2,520
   Accrued compensation                                      6,595        6,385
   Accrued other                                             2,927        2,976
   Deferred revenue                                         17,425       17,680

      Total current liabilities                             29,471       29,561

Long-term liabilities:
    Accrued compensation                                        16            -
    Deferred acquisition payment -- Quantiva                 1,332            -
    Long-term deferred revenue                               1,260        1,277

       Total long-term liabilities                           2,608        1,277

       Total liabilities                                    32,079       30,838

Stockholders' equity:
   Common stock                                                 35           35
   Additional paid-in capital                              114,158      112,286
   Accumulated other comprehensive income                      (92)        (130)
   Deferred compensation                                      (713)           -
   Treasury stock                                          (26,490)     (26,490)
   Retained earnings                                        32,400       31,748

      Total stockholders' equity                           119,298      117,449

        Total liabilities and stockholders'
         equity                                          $ 151,377    $ 148,287

SOURCE  NetScout Systems, Inc.
    -0-                             07/27/2005
    /CONTACT: Catherine Taylor, Director of Investor Relations of NetScout Systems, Inc., +1-978-614-4286, IR@netscout.com/
    /Web site:  http://www.netscout.com/

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